POWER OF ATTORNEY Know all by these presents that the undersigned hereby constitutes and appoints each of Camille Ranadive, Annalisa Loeffler, and Robin Cohen, signing individually, the undersigned’s true and lawful attorney-in-fact to: (1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes enabling the undersigned to make electronic filings with the SEC utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC, as well as take such actions to enroll the undersigned in EDGAR Next; (2) act on behalf of the undersigned as an “account administrator” in order to manage the undersigned’s EDGAR account; (3) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and or director of The Estee Lauder Companies Inc. (the “Company”) or as a stockholder of the Company or as a trustee of a stockholder of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (4) cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account; (5) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; (6) obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the attorney-in-fact; and (7) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or liabilities that may arise under, Section 16 of the Securities Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of December, 2025. Signature: /s/Barry S. Sternlicht Barry S. Sternlicht Notary STATE OF NEW YORK ) ) SS: COUNTY OF NEW YORK ) Sworn to before me on this 15 day of December, 2025. /s/Robin D. Cohen Robin D. Cohen ROBIN D. COHEN Notary Public State of New York No. 31-01CO6103752 Qualified in New York County